                                                               Exhibit 1.A(5)(a)


KEMPER INVESTORS LIFE INSURANCE COMPANY                     [ZURICH KEMPER LOGO]
A Stock Life Insurance Company
1 Kemper Drive
Long Grove, Illinois  60049-0001






INSURED: JOHN  DOE                          ISSUE AGE:   35


EFFECTIVE DATE:   JAN 01 1999               POLICY NO:                 0000000


SINGLE PREMIUM:  $10,000                    INITIAL SPECIFIED
                                            AMOUNT:                    $100,000



RIGHT TO CANCEL - At any time within 10 days of receiving this policy, you may return it to us or to the agent through whom it was purchased. Immediately upon our receipt, this policy will be voided as if it had never been in force. Within ten days we will pay an amount equal to premiums paid for this policy less any Debt.

On the Maturity Date, if the insured is living and this policy is in force, we will pay the Net Surrender Value to you. If the insured dies prior to the Maturity Date and this policy is in force, we will pay to the beneficiary the death benefit in force at the time of the insured's death. Payment made to you or to the beneficiary will be made subject to the terms of this policy.

This policy is issued in consideration of the attached application and payment of the single premium. The provisions on this cover and the pages that follow are part of this policy.

Signed for Kemper Investors Life Insurance Company at its home offices in Long Grove, Illinois.






              Secretary                       President

INDIVIDUAL MODIFIED SINGLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

NON-PARTICIPATING

TO THE EXTENT ALLOCATIONS ARE MADE TO THE SUBACCOUNTS, THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNTS, OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This is a legal contract between the owner and Kemper Investors Life Insurance Company.

READ THIS POLICY CAREFULLY.


TABLE OF CONTENTS                                                                                              PAGE NO.

APPLICATION                                                                               Follows Policy Specifications

DEATH BENEFIT PROVISIONS                                                                                              2
    Payment of Death Benefits                                                                                         2
    Amount Payable Upon Death                                                                                         3

DEFINITIONS                                                                                                           1

ENDORSEMENTS, if any                                                                   Follows Settlement Option Table

GENERAL PROVISIONS                                                                                                1 - 2
    The Contract                                                                                                      1
    Contestability                                                                                                    1
    Assignment                                                                                                        2
    Reports                                                                                                           2

NONFORFEITURE PROVISIONS                                                                                              4

OWNERSHIP PROVISIONS                                                                                                  2
    Owner of Policy                                                                                                   2
    Change of Ownership                                                                                               2
    Beneficiary                                                                                                       2

POLICY SPECIFICATIONS                                                                                     Follows Index

PREMIUM PROVISIONS                                                                                                    3

SETTLEMENT OPTION TABLE                                                                                  Follows Page 7

TRANSFER, WITHDRAWAL AND LOAN PROVISIONS                                                                          5 - 6
    Transfers                                                                                                         5
    Withdrawals                                                                                                       5
    Withdrawal Charges                                                                                                5
    Loans                                                                                                             5
    Transfer, Withdrawal and Loan Procedures                                                                          6

VARIABLE ACCOUNT PROVISIONS                                                                                       3 - 4
    Separate Account                                                                                                  3
    Liabilities of Separate Account                                                                                   3
    Separate Account Value                                                                                            3
    Subaccounts                                                                                                       4
    Rights Reserved By The Company                                                                                    4
    Accumulation Unit Value                                                                                           4

                              POLICY SPECIFICATIONS



INSURED                    JOHN DOE          ISSUE AGE        35

EFFECTIVE DATE             JAN 01 1999       POLICY NUMBER    0000000

INITIAL SPECIFIED AMOUNT   $100,000          ISSUE DATE       JAN 01 1999




                              COVERAGE INFORMATION

                               RATE     INITIAL
                               CLASS   SPECIFIED   MATURITY OR       MONTHLY
BENEFIT DESCRIPTION           PERCENT   AMOUNT     EXPIRY DATE        RATE

MODIFIED SINGLE PREMIUM
VARIABLE LIFE*                  100    $100,000   [JAN 01 2064]     SEE PAGE D









* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN IF PREMIUMS PAID ARE INSUFFICIENT TO CONTINUE THE COVERAGE TO SUCH DATE. EVEN IF COVERAGE CONTINUES TO THE MATURITY DATE, THERE MAY BE NO SURRENDER VALUE TO BE PAID ON THAT DATE.





                               PREMIUM INFORMATION



SINGLE PREMIUM                                    [ $10,000 ]


INSURED RATE CLASS                                STANDARD TOBACCO/NON-TOBACCO

                              POLICY SPECIFICATIONS



INSURED                    JOHN DOE                  ISSUE AGE        35

EFFECTIVE DATE             JAN 01 1999               POLICY NUMBER    [000000]

MONTHLY PROCESSING DAY                               DAY 01 OF EACH MONTH

DEDUCTION PERIOD                                     [65 YEARS, 00 MONTHS]

MINIMUM SPECIFIED AMOUNT AFTER WITHDRAWAL            [$10,000]

MINIMUM WITHDRAWAL AMOUNT                            [$100.00]

MINIMUM NET SURRENDER VALUE AFTER WITHDRAWAL         [$5,000]

MINIMUM LOAN AMOUNT                                  [$1,000.00]

POLICY LOAN INTEREST CHARGED                         [ 5.50% ]

POLICY LOAN INTEREST CREDITED
       Preferred Loan Portion                        [ 5.50% ]
       Non-Preferred Loan Portion                    [ 3.50% ]

MINIMUM PREMIUM                                      [$10,000.00]

IRC SECTION 7702 TEST                                GUIDELINE PREMIUM


                         TABLE OF DEATH BENEFIT FACTORS

        ATTAINED                    ATTAINED                   ATTAINED                    ATTAINED
          AGE*       PERCENT          AGE*        PERCENT        AGE*        PERCENT         AGE*         PERCENT

          0-40         250             50           185           60           130            70            115
           41          243             51           178           61           128            71            113
           42          236             52           171           62           126            72            111
           43          229             53           164           63           124            73            109
           44          222             54           157           64           122            74            107
           45          215             55           150           65           120          75-90           105
           46          209             56           146           66           119            91            104
           47          203             57           142           67           118            92            103
           48          197             58           138           68           117            93            102
           49          191             59           134           69           116            94            101
                                                                                             95+            100


                 *ATTAINED AGE IS THE AGE ON LAST BIRTHDAY AS OF
                        THE BEGINNING OF THE POLICY YEAR.

                              POLICY SPECIFICATIONS


INSURED             JOHN DOE                      ISSUE AGE       35

ISSUE DATE          JAN 01 1999                   POLICY NUMBER   [000000]


SEPARATE ACCOUNT                                  INITIAL PREMIUM ALLOCATION

KEMPER AGGRESSIVE GROWTH PORTFOLIO                           100%
KEMPER TECHNOLOGY GROWTH PORTFOLIO
KEMPER-DREMAN FINANCIAL SERVICES PORTFOLIO
KEMPER SMALL CAP GROWTH PORTFOLIO
KEMPER SMALL CAP VALUE PORTFOLIO
KEMPER-DREMAN HIGH RETURN EQUITY PORTFOLIO
KEMPER INTERNATIONAL PORTFOLIO
KEMPER INTERNATIONAL GROWTH & INCOME PORTFOLIO
KEMPER GLOBAL BLUE CHIP PORTFOLIO
KEMPER GROWTH PORTFOLIO
KEMPER CONTRARIAN VALUE PORTFOLIO
KEMPER BLUE CHIP PORTFOLIO
KEMPER VALUE+GROWTH PORTFOLIO
KEMPER HORIZON 20+ PORTFOLIO
KEMPER TOTAL RETURN PORTFOLIO
KEMPER HORIZON 10+ PORTFOLIO
KEMPER HIGH YIELD PORTFOLIO
KEMPER HORIZON 5 PORTFOLIO
KEMPER GLOBAL INCOME PORTFOLIO
KEMPER INVESTMENT GRADE BOND PORTFOLIO
KEMPER GOVERNMENT SECURITIES PORTFOLIO
KEMPER MONEY MARKET PORTFOLIO
SCUDDER VLIF GLOBAL DISCOVERY PORTFOLIO
SCUDDER VLIF GROWTH AND INCOME PORTFOLIO
SCUDDER VLIF INTERNATIONAL PORTFOLIO
SCUDDER VLIF CAPITAL GROWTH PORTFOLIO
JANUS ASPEN GROWTH PORTFOLIO
JANUS ASPEN GROWTH AND INCOME PORTFOLIO
WARBURG EMERGING MARKETS PORTFOLIO
WARBURG POST-VENTURE CAPITAL PORTFOLIO


ASSET BASED CHARGES ARE ASSESSED FOR THE ABOVE SUBACCOUNTS. FOR A COMPLETE DISCUSSION OF ASSET BASED CHARGES, PLEASE REFER TO SCHEDULE 1.

                              POLICY SPECIFICATIONS

INSURED         JOHN DOE                        ISSUE AGE       35

POLICY DATE     JAN 01 1999                     POLICY NUMBER   [000000]

         TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES* PER $1,000


               ATTAINED          NON-                                  ATTAINED          NON-
                 AGE            TOBACCO           TOBACCO                 AGE           TOBACCO            TOBACCO
           ----------------- -------------- -- --------------- ----- -------------- ---------------- - ----------------
                  0            0.219480           0.219480                50           0.428690           0.837880
                  1            0.085880           0.085880                51           0.468090           0.916270
                  2            0.082540           0.082540                52           0.513380           1.004870
                  3            0.080880           0.080880                53           0.565410           1.105400
                  4            0.077540           0.077540                54           0.623350           1.215380
                  5            0.073370           0.073370                55           0.688070           1.333150
                  6            0.069200           0.069200                56           0.758730           1.457890
                  7            0.065030           0.065030                57           0.833670           1.589640
                  8            0.062530           0.062530                58           0.917110           1.728430
                  9            0.061690           0.061690                59           1.010780           1.877720
                  10           0.062530           0.062530                60           1.115550           2.044410
                  11           0.067530           0.067530                61           1.232310           2.232910
                  12           0.076700           0.076700                62           1.367070           2.445950
                  13           0.089220           0.089220                63           1.519910           2.684600
                  14           0.103400           0.103400                64           1.690090           2.946500
                  15           0.113420           0.146810                65           1.876860           3.224930
                  16           0.123430           0.163510                66           2.079500           3.517450
                  17           0.130940           0.175200                67           2.297270           3.821590
                  18           0.135950           0.184390                68           2.534600           4.141890
                  19           0.139290           0.190240                69           2.798580           4.490890
                  20           0.140130           0.193580                70           3.098170           4.877870
                  21           0.138460           0.193580                71           3.441600           5.314990
                  22           0.135950           0.190240                72           3.839990           5.812080
                  23           0.132610           0.186890                73           4.293280           6.366660
                  24           0.129280           0.181880                74           4.794460           6.979050
                  25           0.125100           0.176030                75           5.333740           7.638620
                  26           0.122600           0.172690                76           5.907380           8.318710
                  27           0.120930           0.171020                77           6.511600           9.007620
                  28           0.120090           0.171020                78           7.150730           9.710250
                  29           0.120090           0.173530                79           7.845900           10.451730
                  30           0.120930           0.177710                80           8.620930           11.258160
                  31           0.123430           0.183550                81           9.498890           12.154910
                  32           0.126770           0.191070                82           10.501350          13.160810
                  33           0.131780           0.201100                83           11.628210          14.262960
                  34           0.137620           0.212790                84           12.862100          15.427670
                  35           0.144300           0.227000                85           14.178860          16.617240
                  36           0.151820           0.243720                86           15.565070          17.803170
                  37           0.161840           0.264620                87           17.002260          19.039280
                  38           0.172690           0.288040                88           18.486430          20.348230
                  39           0.184390           0.314810                89           20.041320          21.671680
                  40           0.198590           0.345780                90           21.693700          23.030110
                  41           0.213630           0.379270                91           23.488560          24.468300
                  42           0.229510           0.416120                92           25.504290          26.169550
                  43           0.247060           0.456350                93           27.961930          28.406850
                  44           0.266290           0.500790                94           31.383850          31.563380
                  45           0.288040           0.547780                95           36.798270          36.798270
                  46           0.311460           0.596470                96           46.588990          46.588990
                  47           0.336570           0.649400                97           67.043870          67.043870
                  48           0.364190           0.706570                98           83.333330          83.333330
                  49           0.394340           0.768830                99           83.333330          83.333330

         *THE GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES SHALL BE THE RATES SHOWN IN THE TABLE ABOVE MULTIPLIED BY THE APPROPRIATE RATE CLASS PERCENT. THIS PERCENT IS SHOWN ON PAGE 1 OF THE POLICY SPECIFICATIONS. THE RATES ACTUALLY CHARGED MAY BE REDUCED IN ACCORDANCE WITH THE COST OF INSURANCE RATE SECTION.


               GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES

         --------------------------------------------------------------
                                MALE NON-TOBACCO
         --------------------------------------------------------------
           ATTAINED                        ATTAINED
             AGE                             AGE
         ------------------------------   -----------------------------
              0          0.219480            50          0.428690
         ------------------------------   -----------------------------
              1          0.085880            51          0.468090
         ------------------------------   -----------------------------
              2          0.082540            52          0.513380
         ------------------------------   -----------------------------
              3          0.080880            53          0.565410
         ------------------------------   -----------------------------
              4          0.077540            54          0.623350
         ------------------------------   -----------------------------
              5          0.073370            55          0.688070
         ------------------------------   -----------------------------
              6          0.069200            56          0.758730
         ------------------------------   -----------------------------
              7          0.065030            57          0.833670
         ------------------------------   -----------------------------
              8          0.062530            58          0.917110
         ------------------------------   -----------------------------
              9          0.061690            59          1.010780
         ------------------------------   -----------------------------
              10          0.062530            60          1.115550
         ------------------------------   -----------------------------
              11          0.067530            61          1.232310
         ------------------------------   -----------------------------
              12          0.076700            62          1.367070
         ------------------------------   -----------------------------
              13          0.089220            63          1.519910
         ------------------------------   -----------------------------
              14          0.103400            64          1.690090
         ------------------------------   -----------------------------
              15          0.113420            65          1.876860
         ------------------------------   -----------------------------
              16          0.123430            66          2.079500
         ------------------------------   -----------------------------
              17          0.130940            67          2.297270
         ------------------------------   -----------------------------
              18          0.135950            68          2.534600
         ------------------------------   -----------------------------
              19          0.139290            69          2.798580
         ------------------------------   -----------------------------
              20          0.140130            70          3.098170
         ------------------------------   -----------------------------
              21          0.138460            71          3.441600
         ------------------------------   -----------------------------
              22          0.135950            72          3.839990
         ------------------------------   -----------------------------
              23          0.132610            73          4.293280
         ------------------------------   -----------------------------
              24          0.129280            74          4.794460
         ------------------------------   -----------------------------
              25          0.125100            75          5.333740
         ------------------------------   -----------------------------
              26          0.122600            76          5.907380
         ------------------------------   -----------------------------
              27          0.120930            77          6.511600
         ------------------------------   -----------------------------
              28          0.120090            78          7.150730
         ------------------------------   -----------------------------
              29          0.120090            79          7.845900
         ------------------------------   -----------------------------
              30          0.120930            80          8.620930
         ------------------------------   -----------------------------
              31          0.123430            81          9.498890
         ------------------------------   -----------------------------
              32          0.126770            82         10.501350
         ------------------------------   -----------------------------
              33          0.131780            83         11.628210
         ------------------------------   -----------------------------
              34          0.137620            84         12.862100
         ------------------------------   -----------------------------
              35          0.144300            85         14.178860
         ------------------------------   -----------------------------
              36          0.151820            86         15.565070
         ------------------------------   -----------------------------
              37          0.161840            87         17.002260
         ------------------------------   -----------------------------
              38          0.172690            88         18.486430
         ------------------------------   -----------------------------
              39          0.184390            89         20.041320
         ------------------------------   -----------------------------
              40          0.198590            90         21.693700
         ------------------------------   -----------------------------
              41          0.213630            91         23.488560
         ------------------------------   -----------------------------
              42          0.229510            92         25.504290
         ------------------------------   -----------------------------
              43          0.247060            93         27.961930
         ------------------------------   -----------------------------
              44          0.266290            94         31.383850
         ------------------------------   -----------------------------
              45          0.288040            95         36.798270
         ------------------------------   -----------------------------
              46          0.311460            96         46.588990
         ------------------------------   -----------------------------
              47          0.336570            97         67.043870
         ------------------------------   -----------------------------
              48          0.364190            98         83.333330
         ------------------------------   -----------------------------
              49          0.394340            99         83.333330
         ------------------------------   -----------------------------

               GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES

         --------------------------------------------------------------
                                  MALE TOBACCO
         --------------------------------------------------------------
           ATTAINED                        ATTAINED
             AGE                             AGE
         ------------------------------   -----------------------------
              0           0.219480            50         0.837880
         ------------------------------   -----------------------------
              1           0.085880            51         0.916270
         ------------------------------   -----------------------------
              2           0.082540            52         1.004870
         ------------------------------   -----------------------------
              3           0.080880            53         1.105400
         ------------------------------   -----------------------------
              4           0.077540            54         1.215380
         ------------------------------   -----------------------------
              5           0.073370            55         1.333150
         ------------------------------   -----------------------------
              6           0.069200            56         1.457890
         ------------------------------   -----------------------------
              7           0.065030            57         1.589640
         ------------------------------   -----------------------------
              8           0.062530            58         1.728430
         ------------------------------   -----------------------------
              9           0.061690            59         1.877720
         ------------------------------   -----------------------------
              10          0.062530            60         2.044410
         ------------------------------   -----------------------------
              11          0.067530            61         2.232910
         ------------------------------   -----------------------------
              12          0.076700            62         2.445950
         ------------------------------   -----------------------------
              13          0.089220            63         2.684600
         ------------------------------   -----------------------------
              14          0.103400            64         2.946500
         ------------------------------   -----------------------------
              15          0.146810            65         3.224930
         ------------------------------   -----------------------------
              16          0.163510            66         3.517450
         ------------------------------   -----------------------------
              17          0.175200            67         3.821590
         ------------------------------   -----------------------------
              18          0.184390            68         4.141890
         ------------------------------   -----------------------------
              19          0.190240            69         4.490890
         ------------------------------   -----------------------------
              20          0.193580            70         4.877870
         ------------------------------   -----------------------------
              21          0.193580            71         5.314990
         ------------------------------   -----------------------------
              22          0.190240            72         5.812080
         ------------------------------   -----------------------------
              23          0.186890            73         6.366660
         ------------------------------   -----------------------------
              24          0.181880            74         6.979050
         ------------------------------   -----------------------------
              25          0.176030            75         7.638620
         ------------------------------   -----------------------------
              26          0.172690            76         8.318710
         ------------------------------   -----------------------------
              27          0.171020            77         9.007620
         ------------------------------   -----------------------------
              28          0.171020            78         9.710250
         ------------------------------   -----------------------------
              29          0.173530            79         10.451730
         ------------------------------   -----------------------------
              30          0.177710            80         11.258160
         ------------------------------   -----------------------------
              31          0.183550            81         12.154910
         ------------------------------   -----------------------------
              32          0.191070            82         13.160810
         ------------------------------   -----------------------------
              33          0.201100            83         14.262960
         ------------------------------   -----------------------------
              34          0.212790            84         15.247670
         ------------------------------   -----------------------------
              35          0.227000            85         16.617240
         ------------------------------   -----------------------------
              36          0.243720            86         17.803170
         ------------------------------   -----------------------------
              37          0.264620            87         19.039280
         ------------------------------   -----------------------------
              38          0.288040            88         20.348230
         ------------------------------   -----------------------------
              39          0.314810            89         21.671680
         ------------------------------   -----------------------------
              40          0.345780            90         23.030110
         ------------------------------   -----------------------------
              41          0.379270            91         24.468300
         ------------------------------   -----------------------------
              42          0.416120            92         26.169550
         ------------------------------   -----------------------------
              43          0.456350            93         28.406850
         ------------------------------   -----------------------------
              44          0.500790            94         31.563380
         ------------------------------   -----------------------------
              45          0.547780            95         36.798270
         ------------------------------   -----------------------------
              46          0.596470            96         46.588990
         ------------------------------   -----------------------------
              47          0.649400            97         67.043870
         ------------------------------   -----------------------------
              48          0.706570            98         83.333330
         ------------------------------   -----------------------------
              49          0.768830            99         83.333330
         ------------------------------   -----------------------------


               GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES

         --------------------------------------------------------------
                               FEMALE NON-TOBACCO
         --------------------------------------------------------------
           ATTAINED                        ATTAINED
             AGE                             AGE
         ------------------------------   -----------------------------
         ------------------------------   -----------------------------
              0           0.156830            50         0.362520
         ------------------------------   -----------------------------
              1           0.070030            51         0.390150
         ------------------------------   -----------------------------
              2           0.066700            52         0.421990
         ------------------------------   -----------------------------
              3           0.065030            53         0.457190
         ------------------------------   -----------------------------
              4           0.064190            54         0.493240
         ------------------------------   -----------------------------
              5           0.062530            55         0.531830
         ------------------------------   -----------------------------
              6           0.060860            56         0.570440
         ------------------------------   -----------------------------
              7           0.059190            57         0.608230
         ------------------------------   -----------------------------
              8           0.058360            58         0.646040
         ------------------------------   -----------------------------
              9           0.057520            59         0.688910
         ------------------------------   -----------------------------
              10          0.056690            60         0.739370
         ------------------------------   -----------------------------
              11          0.058360            61         0.801660
         ------------------------------   -----------------------------
              12          0.060860            62         0.879170
         ------------------------------   -----------------------------
              13          0.064190            63         0.974480
         ------------------------------   -----------------------------
              14          0.068360            64         1.081730
         ------------------------------   -----------------------------
              15          0.071700            65         1.197600
         ------------------------------   -----------------------------
              16          0.075040            66         1.317890
         ------------------------------   -----------------------------
              17          0.077540            67         1.440910
         ------------------------------   -----------------------------
              18          0.080040            68         1.568370
         ------------------------------   -----------------------------
              19          0.082540            69         1.710530
         ------------------------------   -----------------------------
              20          0.084210            70         1.877720
         ------------------------------   -----------------------------
              21          0.085880            71         2.082070
         ------------------------------   -----------------------------
              22          0.086720            72         2.333340
         ------------------------------   -----------------------------
              23          0.088380            73         2.635430
         ------------------------------   -----------------------------
              24          0.090050            74         2.984600
         ------------------------------   -----------------------------
              25          0.091720            75         3.376280
         ------------------------------   -----------------------------
              26          0.094220            76         3.802330
         ------------------------------   -----------------------------
              27          0.095890            77         4.261570
         ------------------------------   -----------------------------
              28          0.098400            78         4.761660
         ------------------------------   -----------------------------
              29          0.101730            79         5.319450
         ------------------------------   -----------------------------
              30          0.104240            80         5.958680
         ------------------------------   -----------------------------
              31          0.107580            81         6.700420
         ------------------------------   -----------------------------
              32          0.110910            82         7.564140
         ------------------------------   -----------------------------
              33          0.115090            83         8.550150
         ------------------------------   -----------------------------
              34          0.120090            84         9.651690
         ------------------------------   -----------------------------
              35          0.125940            85         10.861090
         ------------------------------   -----------------------------
              36          0.134280            86         12.174410
         ------------------------------   -----------------------------
              37          0.144300            87         13.594640
         ------------------------------   -----------------------------
              38          0.155160            88         15.128280
         ------------------------------   -----------------------------
              39          0.166850            89         16.793990
         ------------------------------   -----------------------------
              40          0.181050            90         18.613420
         ------------------------------   -----------------------------
              41          0.196080            91         20.640050
         ------------------------------   -----------------------------
              42          0.211120            92         22.968510
         ------------------------------   -----------------------------
              43          0.226170            93         25.797340
         ------------------------------   -----------------------------
              44          0.241210            94         29.586210
         ------------------------------   -----------------------------
              45          0.257930            95         35.366190
         ------------------------------   -----------------------------
              46          0.275490            96         45.525080
         ------------------------------   -----------------------------
              47          0.294730            97         66.318680
         ------------------------------   -----------------------------
              48          0.314810            98         83.333330
         ------------------------------   -----------------------------
              49          0.337410            99         83.333330
         ------------------------------   -----------------------------

               GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES

         --------------------------------------------------------------
                                 FEMALE TOBACCO
         --------------------------------------------------------------
           ATTAINED                        ATTAINED
             AGE                             AGE
         ------------------------------   -----------------------------
              0           0.156830            50         0.566250
         ------------------------------   -----------------------------
              1           0.070030            51         0.607390
         ------------------------------   -----------------------------
              2           0.066700            52         0.654440
         ------------------------------   -----------------------------
              3           0.065030            53         0.706570
         ------------------------------   -----------------------------
              4           0.064190            54         0.759570
         ------------------------------   -----------------------------
              5           0.062530            55         0.814290
         ------------------------------   -----------------------------
              6           0.060860            56         0.868210
         ------------------------------   -----------------------------
              7           0.059190            57         0.918800
         ------------------------------   -----------------------------
              8           0.058360            58         0.968570
         ------------------------------   -----------------------------
              9           0.057520            59         1.021750
         ------------------------------   -----------------------------
              10          0.056690            60         1.085110
         ------------------------------   -----------------------------
              11          0.058360            61         1.164600
         ------------------------------   -----------------------------
              12          0.060860            62         1.267040
         ------------------------------   -----------------------------
              13          0.064190            63         1.391670
         ------------------------------   -----------------------------
              14          0.068360            64         1.530960
         ------------------------------   -----------------------------
              15          0.080040            65         1.678160
         ------------------------------   -----------------------------
              16          0.084210            66         1.828210
         ------------------------------   -----------------------------
              17          0.088380            67         1.973420
         ------------------------------   -----------------------------
              18          0.092560            68         2.120610
         ------------------------------   -----------------------------
              19          0.095060            69         2.280960
         ------------------------------   -----------------------------
              20          0.097560            70         2.470900
         ------------------------------   -----------------------------
              21          0.099230            71         2.712220
         ------------------------------   -----------------------------
              22          0.101730            72         3.008860
         ------------------------------   -----------------------------
              23          0.104240            73         3.363220
         ------------------------------   -----------------------------
              24          0.106740            74         3.769070
         ------------------------------   -----------------------------
              25          0.109240            75         4.214910
         ------------------------------   -----------------------------
              26          0.113420            76         4.691660
         ------------------------------   -----------------------------
              27          0.116760            77         5.192770
         ------------------------------   -----------------------------
              28          0.120930            78         5.725870
         ------------------------------   -----------------------------
              29          0.125940            79         6.310570
         ------------------------------   -----------------------------
              30          0.131780            80         6.970840
         ------------------------------   -----------------------------
              31          0.136790            81         7.726990
         ------------------------------   -----------------------------
              32          0.142630            82         8.595770
         ------------------------------   -----------------------------
              33          0.150150            83         9.611100
         ------------------------------   -----------------------------
              34          0.158500            84         10.726950
         ------------------------------   -----------------------------
              35          0.167680            85         11.929990
         ------------------------------   -----------------------------
              36          0.181880            86         13.214160
         ------------------------------   -----------------------------
              37          0.198590            87         14.570110
         ------------------------------   -----------------------------
              38          0.217810            88         16.008410
         ------------------------------   -----------------------------
              39          0.238700            89         17.532150
         ------------------------------   -----------------------------
              40          0.263790            90         19.256820
         ------------------------------   -----------------------------
              41          0.290550            91         21.156900
         ------------------------------   -----------------------------
              42          0.317320            92         23.319700
         ------------------------------   -----------------------------
              43          0.344100            93         25.937870
         ------------------------------   -----------------------------
              44          0.370890            94         29.586210
         ------------------------------   -----------------------------
              45          0.399370            95         35.366190
         ------------------------------   -----------------------------
              46          0.428690            96         45.525080
         ------------------------------   -----------------------------
              47          0.458870            97         66.318680
         ------------------------------   -----------------------------
              48          0.491570            98         83.333330
         ------------------------------   -----------------------------
              49          0.527640            99         83.333330
         ------------------------------   -----------------------------

                                   SCHEDULE 1




                             CHARGES AND DEDUCTIONS



--------------------------------------------------------------------------------
                         SCHEDULE OF ASSET BASED CHARGES
--------------------------------------------------------------------------------
Mortality and Expense Risk Charge                                          .90%

Administration Charge                        .35% annually for Policy Years 1-10
                                     .25% annually for Policy Years 11 and later

Tax Charge                                   .40% annually for Policy Years 1-10
--------------------------------------------------------------------------------


THE ASSET BASED CHARGES WILL BE ASSESSED DAILY ON THE SEPARATE
ACCOUNT VALUE.

The Annual Record Maintenance Charge of $30 is deducted from your Cash Value at the end of the Policy Year.


----------------------------------------------------------------------------
                     SCHEDULE OF PREMIUM WITHDRAWAL CHARGES
----------------------------------------------------------------------------
       POLICY YEARS       SURRENDER    PREMIUM TAX     TOTAL WITHDRAWAL
    ELAPSED SINCE ISSUE     CHARGE        CHARGE            CHARGE
----------------------------------------------------------------------------
             1              7.75%         2.25%             10.00%
             2              7.75%         2.00%             9.75%
             3              7.50%         1.75%             9.25%
             4              6.50%         1.50%             8.00%
             5              5.75%         1.25%             7.00%
             6              5.00%         1.00%             6.00%
             7              4.25%          .75%             5.00%
             8              3.50%          .50%             4.00%
             9              2.75%          .25%             3.00%
          over 9              0%            0%                0%
----------------------------------------------------------------------------



THE WITHDRAWAL CHARGE PERCENTAGES ARE APPLIED AGAINST THE ORIGINAL SINGLE PREMIUM AMOUNT. A FREE PARTIAL WITHDRAWAL OF THE GREATER OF 10% OF CASH VALUE OR CASH VALUE LESS PREMIUM PAID IS AVAILABLE EACH YEAR. "PREMIUM PAID" FOR THIS PURPOSE IS THE PREMIUM SUBJECT TO A WITHDRAWAL CHARGE MINUS WITHDRAWALS PREVIOUSLY ASSESSED [A WITHDRAWAL CHARGE].

  DEFINITIONS

                           ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount.

                           ACCUMULATION UNIT VALUE - The value of a Subaccount determined for a Valuation Period according to the formula stated in this policy.

                           ADMINISTRATION CHARGE - A charge deducted from the Cash Value for a portion of Our administrative costs.

                           CASH VALUE - The sum of the Separate Account Value plus the Fixed Account Value plus the Loan Account Value.

                           DEBT - The principal of any outstanding loan plus any loan interest due or accrued.

                           DEDUCTION DAY - The Deduction Day is stated in the policy specifications. It is the same day in each month as the Effective Date. It is the day from which policy months are determined.

                           EFFECTIVE DATE - The Effective Date is shown on the front of Your policy. It is the date coverage becomes effective. If the Effective Date would have been the 29th, 30th or 31st of the month, the Effective Date will be the 28th day of that month.

                           FIXED ACCOUNT - The portion of the Cash Value allocated to our General Account, including amounts allocated to our DCA Fixed Account to be transferred to the Subaccounts under the automatic Dollar Cost Averaging program.

                           FIXED ACCOUNT VALUE - The value of the Fixed Account.

                           FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                           GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account or any other Separate Account.

                           GUIDELINE SINGLE PREMIUM - The Guideline Single Premium as defined in Section 7702 of the Internal Revenue Code.

                           ISSUE AGE - The attained age as of the insured's last birthday on the Effective Date.

                           ISSUE DATE - The issue date stated in the policy specifications. It is the date all requirements for coverage and Premium have been received, and the policy is approved.

                           LOAN ACCOUNT - The account established for amounts transferred from the Subaccounts as security for outstanding Policy Debt.

                           LOAN ACCOUNT VALUE - The value of the Loan Account.

                           MATURITY DATE - The Maturity Date is stated in the policy specifications. It is the policy anniversary nearest the insured's 100th birthday.

                           MORTALITY AND EXPENSE CHARGE - A charge deducted in the calculation of the accumulation unit value. It is for Our assumption of mortality risks and expense guarantees.

                           NET SURRENDER VALUE - The Surrender Value minus any Debt.

                           OWNER - See "You, Your, Yours" below.

                           POLICY YEAR - Each twelve-month period beginning on the Effective Date and each Policy Anniversary.

                           PREFERRED LOAN - The portion of any loan as to which the loan account is credited a higher rate of interest. The maximum amount available as a Preferred Loan is the Separate Account Value minus premium paid plus any prior withdrawal of premium.

                           PREMIUM - The dollar amount We receive in U.S. currency to buy the benefits this policy provides.

                           RECORDS MAINTENANCE CHARGE - A charge assessed against Your policy as specified in the policy specifications.

                           RECEIVED - Received by Kemper Investors Life
                           Insurance Company at its home office in Long Grove, Illinois.

                           SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

                           SEPARATE ACCOUNT VALUE - The sum of the Subaccount Values of this policy on the Valuation Date.

                           SUBACCOUNTS - The Separate Account has several Subaccounts. The available Subaccounts are stated in the policy specifications.

                           SUBACCOUNT VALUE - The value of each Subaccount calculated separately according to the formula stated in this policy.

                           SURRENDER VALUE - The Surrender Value of this policy is the Cash Value minus any applicable withdrawal charge.

                           TAX EXPENSE CHARGE - A charge deducted from the Cash Value to pay applicable state and local Premium taxes and federal taxes imposed under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code").

                           TRADE DATE - The Trade Date is ten (10) days plus the number of days in your right to cancel period after the Issue Date. It is the date that your initial premium plus any interest will be allocated to the Subaccounts according to your instructions. The right to cancel period is shown on the front of Your policy.

                           VALUATION DATE - Each business day that applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                           VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

                           WE, OUR, US - Kemper Investors Life Insurance Company, Long Grove, Illinois.

                           YOU, YOUR, YOURS - The party(s) named as owner in the application unless later changed as provided in this policy. The owner, prior to the distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this policy.

  GENERAL PROVISIONS

  THE POLICY               The policy, the attached application and any
                           supplemental application(s) constitute the entire contract between the parties. All statements made in the application and supplemental application(s) are deemed representations and not warranties. No misstatement will void this policy or be used as a defense of a claim unless it is contained in the application or any supplemental application.

  MODIFICATION OF          Only Our president, secretary and assistant
  POLICY                   secretaries have the power to approve a change or
                           waive any provisions of this policy. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of this policy.

  CONTESTABILITY           We cannot contest this policy after it has been in
                           force for two years from the Effective Date.

                           If the policy is reinstated, a new two year contestability period will apply from the Effective Date of the reinstatement and will apply only to statements made in the application for the reinstatement.

  MISSTATEMENT OF AGE      If the age and/or sex of the Insured was misstated,
  AND/OR SEX               the death benefit and all policy values will be
                           adjusted based on what the initial Premium would have purchased using the correct ages and/or sexes.

  SUICIDE If the Insured dies by suicide, while sane or insane, within two years from the Effective Date, the death benefit proceeds will be limited to the Premiums paid less any withdrawals and Debt.

                           If the Insured dies by suicide, while sane or insane, within two years of any reinstatement, Our total liability with respect to such reinstatement will be the cost of insurance.

  EFFECTIVE DATE           The Effective Date of coverage under this policy is
                           the Effective Date. If the OF COVERAGE Effective Date would have been the 29th, 30th, or 31st of the month, the Effective Date will be the 28th day of that month. Incontestability and suicide periods are measured from the Effective Date. We will deduct the first monthly deduction on the Effective Date.

  TERMINATION              All coverage under this policy terminates when any
                           one of the following occurs:

                           1. You request that coverage terminates;

                           2. The insured dies;

                           3. This policy matures, or

                           4. The grace period ends and there is Debt
                              outstanding.

  ASSIGNMENT               No assignment of this policy is binding unless We
                           receive written notice of the assignment. We assume no responsibility for the validity or sufficiency of any assignment. Once notice of the assignment is recorded, the rights of the owner, annuitant and beneficiary are subject to the assignment. Any claim is subject to proof of interest of the assignee.

  DUE PROOF OF DEATH       We must receive written proof of death within sixty
                           days of the death of the insured, or as soon thereafter as is reasonably possible, when a death benefit is payable. The proof may be a certified death certificate, the written statement of a physician, or any other proof satisfactory to Us.

  RESERVES, CASH VALUES    All reserves are equal to or greater than those
  AND DEATH BENEFITS       required by statute. Any available Cash Value and
                           death benefit are not less than the minimum benefits required by the statutes of the state in which this policy is delivered.

  BASIS OF COMPUTATIONS    A detailed statement of the method of computations of
                           cash values under this policy has been filed with the insurance department of the state in which this policy is delivered. The 1980 Commissioner's Standard
                           Ordinary Smoker or Nonsmoker Mortality tables, age last birthday, is the basis for minimum Cash Values, death benefits, and guaranteed maximum cost of insurance rates under this policy.

  TAX TREATMENT            This policy is intended to qualify as a life
                           insurance policy under the Internal Revenue Code
                           ("Code"). We may return Premiums which would disqualify the policy from tax treatment as a life insurance policy. This policy may be endorsed to reflect any change in the Code and its regulations and rulings. You will receive a copy of any such endorsement or when a federal income tax should apply, we may impose charges for federal income taxes attributed to the Separate Account. Charges for other taxes, if any, attributed to this policy may also be made.

  NON-PARTICIPATING        This policy does not pay dividends. It will not share
                           in Our surplus or earnings.

  REPORTS At least once each Policy Year We will send You a statement showing Premiums received, interest credited, investment experience, and charges made since the last report. The report will also show the current death benefit and Cash Value, as well as any other information required by statute.

  OWNERSHIP PROVISIONS

  OWNERS OF POLICY         The insured is the original policy owner unless
                           otherwise provided in the application. You have the right to cancel or amend this policy if We agree. You may exercise every option and right conferred by this policy including the right of assignment. The joint owners must agree to any change if more than one owner is named.

  CHANGE OF OWNERSHIP      You may change the owner by written request at any
                           time during the lifetime of the Insured. You must furnish information sufficient to clearly identify the new owner to Us. The change is subject to any existing assignment of this policy. When We record the effective date of the change, it will be the date the notice was signed except for action taken by Us prior to receiving the request. Any change is subject to the payment of any proceeds. We may require You to return this policy to Us for endorsement of a change.

  BENEFICIARY              The application for this policy shows the original
  DESIGNATION AND          beneficiary. You may change the beneficiary if You
  CHANGE OF BENEFICIARY    send Us a written change form. Changes are subject to
                           the  following:

                           1. The change must be filed while the insured is
                              alive;

                           2. This policy must be in force at the time You file
                              a change;

                           3. Such change must not be prohibited by the terms of
                              an existing assignment, beneficiary designation or other restriction;

                           4. Such change will take effect when We receive it;

                           5. After We receive the change, it will take effect
                              on the date the change form was signed. However, action taken by Us before the change form was received will remain in effect; and

                           6. The request for change must provide information
                              sufficient to identify the new beneficiary.

                           We may require You to return this policy for endorsement of a change.

  DEATH OF BENEFICIARY     The interest of a beneficiary who dies before the
                           distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives, or if no beneficiary is named, the distribution will be made to the insured's estate.

                           If a beneficiary dies within ten days of the date of the insured's death, the death benefit will be paid as if the insured had survived the beneficiary.

  DEATH BENEFIT PROVISIONS

  PAYMENT OF DEATH         We will pay a death benefit to the beneficiary when
  BENEFITS                 We receive due proof of death, if the insured dies
                           while this policy is inforce. The return of this policy is required before a payment is made.

                           We will pay the death benefit in a lump sum. This sum may be deferred for up to five years from the date of death. During this time, it will continue to accrue interest at the normal rate for death benefits left on deposit with Us.

                           Instead of a lump sum payment the beneficiary may elect to have the death benefit distributed under a settlement option. The beneficiary must make this choice within sixty days of the time We receive due proof of death.

  AMOUNT PAYABLE           We compute the death benefit at the end of the
  UPON DEATH               Valuation Period following Our receipt of due proof
                           of death and the return of this policy.

                           As long as there is positive Net Surrender Value, or during the Grace Period, the death benefit is the greater of:

                           1. the specified amount on the date of the Insured's
                              death, and

                           2. the cash value on the date of the insured's death
                              multiplied by the applicable death benefit factor at the time of death.

                           The death benefit proceeds equal a. minus b. minus c., where:

                           a. is the death benefit

                           b. is any monthly deductions due during the grace
                              period

                           c. is any Debt.

                           The initial specified amount and the table of cash value corridors are shown in the policy specifications. The specified amount is the initial specified amount, unless reduced by a withdrawal.

                           If there is no positive Net Surrender Value, no Debt outstanding, you paid 100% of the Guideline Single Premium as your initial Premium, and your policy is not in the Grace Period, the death benefit will be your total Premium paid, less any withdrawal.

  DEFERMENT OF DEATH       The payment of death benefits in excess of the
  BENEFITS                 specified amount may be deferred: (a) for up to 6
                           months from the date requested if these benefits are based upon policy values which do not depend on the investment performance of the Separate Account or (b) otherwise, (1) during any period when the New York
                           Stock Exchange is closed other than customary weekend and holiday closings; (2) when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange
                           Commission, so that disposal of investments or determination of the accumulation unit value is not practical; or (3) for such other periods as the Securities and Exchange Commission may permit for protection of owners.

  PREMIUM PROVISIONS
                           The owner may choose a minimum initial Premium of 90% or 100% of the Guideline Single Premium (based on the initial specified amount).

  ADDITIONAL PREMIUM       Payment of additional Premium of at least $1,000 will
                           be permitted under the following circumstances:

                           1. An additional Premium payment is required to
                              maintain or reinstate coverage, as described in the GRACE PERIOD and REINSTATEMENT provisions.

                           2. The Premium payment would not cause the policy to
                              fail to meet the definition of a life insurance under Section 7702 of the Internal Revenue Code ("Code").

                           We reserve the right to require satisfactory evidence of insurability before accepting any additional Premium that increases the death benefit. Premium which does not meet the tax qualification guidelines for life insurance under the Code will not be applied to the policy.

                           If there is current Debt on the policy, additional moneys will be considered repayment of Debt first, unless You state otherwise.

  PLACE OF PAYMENT         All Premiums under this policy must be paid to Us at
                           Our home office or such other location as We may select. We will notify You and any other interested parties in writing of such other locations. Premiums received by an agent will be allocated to the Subaccounts only after We receive them.

  PREMIUM ALLOCATION       If you paid all or a portion of Your initial Premium
                           before the Issue Date of your Policy, we credit interest to your initial Premium for the period prior to the Issue Date at a rate not less than 3% annually. On the Issue Date (unless the Trade Date is the same as the Issue Date), we allocate the premium and any accumulations to the Kemper Money Market
                           Subaccount. The Subaccount value of the Kemper Money
                           Market Subaccount will be allocated to the Subaccounts, according to the Premium allocation shown in the policy specifications, on the Trade
                           Date. You may temporarily allocate a portion of Your initial Premium to any single Subaccount or to our Fixed Account to be transferred to the Subaccounts under our automatic dollar cost averaging program.
                           Only initial Premiums may be allocated to the Fixed
                           Account, and only for the purpose of subsequent transfers to the Subaccounts under our automatic dollar cost averaging program. (If the Issue Date is the same as the Trade Date, the Premium will be immediately allocated to the Subaccounts).

  GRACE PERIOD             If the net Surrender Value immediately proceeding a
                           is less than the monthly deduction for that month, a grace period of 61 days will be allowed for the payment, without evidence of insurability, of Premium payment or loan repayment equal to at least three monthly deductions.

                           This grace period will begin on the day We mail notice of the required payment to Your last known address.

                           If there is no current Debt on the policy, you paid 100% of the Guideline Single Premium as your Initial Premium, and payment is not received within the grace period, coverage under this policy will remain in force, but the amount paid upon death of the insured after the grace period will be limited to the return of Your total Premiums paid less any prior partial withdrawals. The Specified Amount coverage can be restored according to the REINSTATEMENT provision below.

                           If there is any Debt on the policy or you paid 90% of the Guideline Single Premium as your Initial Premium, and payment is not received within the grace period, coverage under this policy will terminate at the end of the grace period in accordance with the NONFORFEITURE provisions.

                           If death of the Insured occurs within the grace period, any amount payable will be reduced by any unpaid monthly deductions.

  REINSTATEMENT            If this policy enters insufficient fund value status
                           as defined on Page 10 below, and has not been surrendered for its Net Surrender Value, it may be reinstated to the Specified Amount at any time within 3 years after entering that status. The policy may also be reinstated within 3 years of policy lapse if it has not been surrendered for its Net Surrender
                           Value. Either type of reinstatement is subject to:

                           1. receipt of evidence of insurability satisfactory
                              to Us;

                           2. payment of enough Premium to pay the unpaid
                              monthly deductions due during the last expired grace period;

                           3. payment of a minimum Premium sufficient to keep
                              this policy in force for three months; and

                           4. payment of any Debt against this policy which
                              existed at the date of termination of coverage.

                           The effective date of reinstatement of a policy will be the Deduction Day that coincides with or next follows the date the application for reinstatement is approved by Us.

                           The SUICIDE and CONTESTABILITY provisions will apply from the effective date of reinstatement.

  VARIABLE ACCOUNT PROVISIONS

  SEPARATE ACCOUNT         The variable benefits under this policy are provided
                           through the KILICO Variable Separate Account. This is called the Separate Account. The Separate Account is registered with the Securities and Exchange
                           Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for this policy and may be allocated for certain other policies.

  LIABILITIES OF SEPARATE  The assets equal to the reserves and other
  ACCOUNT liabilities of the Separate Account will not be charged with liabilities arising out of any other business We may conduct. If the assets of the Separate Account exceed the liabilities under the policies supported by the separate Account, then the excess may be used to cover the liabilities of Our General Account. We will value the assets of the Separate Account on each Valuation Date.

  SEPARATE ACCOUNT         On any Valuation Date, the Separate Account Value is
  VALUE                    the sum of its Subaccount Values.

  SUBACCOUNTS              The Separate Account consists of several Subaccounts
                           as shown in the policy specifications. We may, from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate Account.

                           In such event, We may permit You to select other Subaccounts under this policy. However, the right to select any other Subaccount is limited by the terms and conditions We may impose such transactions.

  SUBACCOUNT VALUE         On any Valuation Date, the Subaccount value in a
                           Subaccount equals:

                           1. the Subaccount value on the previous Valuation
                              Date multiplied by the investment experience factor for the end of the current Valuation Period; plus

                           2. any net Premiums received and allocated to the
                              Subaccount during the current Valuation Period;
                              plus

                           3. any amounts transferred to the Subaccount during
                              the current Valuation Period; minus

                           4. the pro-rata portion of any monthly deduction
                              charged to the Subaccount when the Valuation
                              Period includes a Deduction Day; minus

                           5. any amounts transferred or withdrawn from the
                              Subaccount during the current Valuation Period; minus

                           6. any amounts loaned from the Subaccount during the
                              current Valuation Period.

  FUND Each Subaccount of the Separate Account will buy shares of an investment company registered under the Investment Company Act of 1940 as an open-end diversified management investment company or shares of a separate series thereof. Each such investment company or series represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                           If We establish additional Subaccounts, each new Subaccount will invest in shares of an additional series or investment company. We may also substitute other investment companies.

  RIGHTS RESERVED BY       We reserve the right, subject to compliance with the
  THE COMPANY              current law or as it may be  changed in the future:

                           1. To operate the Separate Account in any form
                              permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                           2. To take any action necessary to comply with or
                              obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                           3. To transfer any assets in any Subaccount to
                              another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account.

                           4. To delete the shares of any of the portfolios of
                              the fund or any other open- end investment company and to substitute, for the fund shares held in any Subaccount, the shares of another portfolio of the fund or the shares of another investment company or any other investment permitted by law; and

                           5. To change the way We assess charges, but not to
                              increase the aggregate amount above that currently charged to the Separate Account and the fund in connection with the policies.

                           When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

  ACCUMULATION UNIT        Each Subaccount has an accumulation unit value. When
  VALUE                    Premiums or other amounts are allocated to a
                           Subaccount, a number of units are purchased based on the accumulation unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

                           The accumulation unit value for each subsequent Valuation Period is the investment experience factor for that period multiplied by the accumulation unit value for the period immediately preceding. Each Valuation Period has a single accumulation unit value that is applied to each day in the period. The number of accumulation units will not change as a result of investment experience.

  INVESTMENT EXPERIENCE    Each Subaccount has its own investment experience
  FACTOR                   factor. The investment experience of a Subaccount is
                           calculated by applying the investment experience factor to the value in each Subaccount during the Valuation Period.

                           The investment experience factor of a Subaccount for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

                           1. is the net result of:

                              a. the net asset value per share of the investment
                                 held in the Subaccount determined at the end of the current Valuation Period; plus

                              b. the per share amount of any dividend or capital
                                 gain distributions made by the investment held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                              c. a charge or credit for any taxes reserved for
                                 the current Valuation Period which We determine resulted from the investment operations of the Subaccount;

                           2. is the net asset value per share of the investment
                              held in the Subaccount, determined at the end of the last Valuation Period;

                           3. is the factor representing the sum of the
                              Mortality and Expense Risk Charge, stated in the policy specifications, for the number of days in the Valuation Period.

  NONFORFEITURE PROVISIONS

  CASH VALUE               The cash value of this policy is equal to the sum of
                           the Separate Account Value, plus the Loan Account
                           Value, plus the Fixed Account Value.

  MONTHLY DEDUCTION        On each Deduction Day, a monthly deduction will be
                           made equal to the sum of the following:

                           1. the monthly cost of insurance charge for this
                              policy; plus

                           2. the monthly charge for any riders; plus

                           3. the monthly Administration Charge; plus

                           4. the monthly Tax Expense Charge.

                           The monthly deduction will be deducted from the Subaccounts and Fixed Account in proportion to the value that each Subaccount and Fixed Account bears to the Separate Account Value.

  COST OF INSURANCE        We calculate the cost of insurance on each Deduction
                           Day.

                           The maximum cost of insurance charge equals a. times the result of b. minus c. where:

                           a. is the maximum cost of insurance rate per $1,000
                              for the initial specified amount;

                           b. is the death benefit; and

                           c. is the cash value.

  COST OF INSURANCE        The cost of insurance rate is based on the insured's
  RATE                     sex, issue age, coverage year, and rate class. The
                           cost of insurance is also based on whether 90% or 100% of the Guideline Single Premium has been paid at issue.

                           Any change in the cost of insurance rate will be on a uniform basis for all insureds of the same: 1. sex;
                           2. attained age at start of coverage; 3. coverage year; and 4. rate class. However, the cost of insurance rates will not exceed those shown in the Table of Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 multiplied by any rate class percent over 100.

                           These rates are found in the policy specifications. These rates are based on the Commissioners 1980 Standard Ordinary Smoker and Nonsmoker Mortality Tables, Age Last Birthday.

  RIDERS The monthly charges for any riders are shown in the policy specifications.

  MORTALITY AND EXPENSE    These charges are shown in the policy specifications.
  RISK CHARGE, ADMIN-
  ISTRATION CHARGE, TAX
  CHARGE, AND ANNUAL
  RECORDS MAINTENANCE
  CHARGE

  INSUFFICIENT FUND        This policy will enter the insufficient fund value
  VALUE STATUS             status as provided in the GRACE PERIOD provision if
                           the Net Surrender Value immediately preceding a deduction is:

                           1. insufficient to cover the monthly deduction, and

                           2. no Premium payment or loan payment sufficient to
                              cover at least three monthly deductions is received before the end of the grace period.

                           Any monthly deduction after entering insufficient fund value status will not be considered a reinstatement of this policy.

  TRANSFER, WITHDRAWAL
  AND LOAN PROVISIONS

  TRANSFERS                You may direct all or part of one Subaccount's value
                           to another Subaccount.

                           Transfers will also be subject to the following conditions:

                           1. The minimum amount which may be transferred is
                              $100 or, if smaller, the remaining value in a Subaccount;

                           2. No partial transfer will be made if the remaining
                              value of any Subaccount will be less than $500 unless the transfer will eliminate Your interest in such account;

                           3. We reserve the right to charge $25 for each
                              transfer in excess of 12 in a policy year.

                           Any transfer request must clearly specify:

                           1. the amount which is to be transferred; and

                           2. the names of the Subaccounts which are affected.

                           We will only honor a telephone transfer request if a properly executed telephone transfer authorization is on file with Us. Such request for a transfer must comply with the conditions of the authorization.

                           We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

  WITHDRAWALS              You may withdraw all or part of the Cash Value that
                           remains after We subtract any withdrawal charge. We must receive a written request that indicates the amount of the withdrawal from each Subaccount. You must return the policy to Us if You elect a total withdrawal.

                           Withdrawals are subject to these conditions:

                           1. Each withdrawal must be at least $100 or the value
                              that remains in the Subaccount if smaller;

                           2. A minimum of $500 must remain in the Subaccount
                              after You make a withdrawal unless the Subaccount is eliminated by such withdrawal;

                           3. A minimum of $5,000 must remain in the Separate
                              Account after You make a withdrawal.

                           4. The maximum You may withdraw from any Subaccount
                              is the value of the Subaccount less the amount of any withdrawal charge.

                           5. Any withdrawal amount You request will be
                              increased by the withdrawal charge.

  EFFECT OF A              The Cash Value will be reduced by the amount of the
  WITHDRAWAL               withdrawal. The specified amount will be reduced
                           proportional to the reduction in Cash Value due to the partial withdrawal. We will not permit a withdrawal if it will decrease the specified amount to less than the Minimum Specified Amount stated in the Policy Specifications.

  WITHDRAWAL CHARGES       Withdrawal charges are shown in the policy
                           specifications.

                           Any amount withdrawn which is not subject to a withdrawal charge will be considered a "free partial withdrawal," as referenced in the policy specifications.

  POLICY LOANS             Policy loans may be made any time. We will lend up to
                           a maximum loan amount of 90% of the policy's Cash
                           Value less any applicable withdrawal charges. The amount of any new loan may not exceed the maximum loan amount less Debt on the date the loan is granted. The Preferred Loan portion of a loan will be determined on the date the loan is made, and will not be subsequently redetermined. The minimum amount of a loan is $1,000.

                           On the date the loan is made, an amount equal to the loan will be transferred from the Subaccounts to the Loan Account held in the General Account until the loan is repaid. Unless directed otherwise, the loaned amount will be deducted from the Subaccount in proportion to the values that each account bears to the Separate Account Value. Should the Debt equal or exceed the Surrender Value, this policy will be subject to the GRACE PERIOD provisions.

                           Cash values derived from Premium received by Us in the form of a check or draft will not be available for loans until 30 days after deposit of such check or draft.

  POLICY LOAN INTEREST     The loan interest rate will be [5.50%] per year
                           compounded daily. Interest not paid will be charged on a daily basis and will be added to the Debt on this policy and bear interest at the same rate.

                           During the existence of a loan, the portion of the Loan Account Value attributable to a Preferred Loan will earn [5.50%] per year. The remainder of the Loan Account value will earn [3.50%] per year. Interest will be earned on a daily basis and will be added to the Loan Account.

                           If an Internal Revenue Code Section 1035(a) exchange takes place that has an outstanding loan at the time of transfer, the difference between the Cash Value and the total of all Premiums paid under the exchanged policy is considered a Preferred Loan.

  POLICY LOAN REPAYMENT    A Debt may be repaid in full or in part at any time
                           while this policy is in force.

                           As Debt is paid, the Loan Account Value equal to the amount of repayment which exceeds the difference between interest due and interest earned will be allocated to the Subaccounts according to the then current Premium allocation instructions. Loan repayments will be considered repayment of Preferred Loans last.

  EFFECTS OF POLICY        The Debt on this policy, along with the withdrawal
  LOANS                    charge will reduce the amount of Cash Value payable
                           upon surrender. The Debt on this policy will also reduce the amount of Cash Value available for withdrawal. The death benefit payable to the beneficiary upon the death of the Insured will also be reduced by the amount of Debt.

  TRANSFER, WITHDRAWAL     We will redeem the necessary number of accumulation
  AND LOAN PROCEDURES      units to achieve the dollar amount requested plus any
                           applicable charges when the withdrawal, transfer or loan is made form a Subaccount. We will reduce the number of accumulation units credited in each Subaccount by the number of accumulation units redeemed. The reduction in the number of accumulation units is determined based on the accumulation unit value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the amount within seven calendar days after the date We receive the request, except as provided below.

  DEFERMENT OF WITH-       If the withdrawal, transfer or loan is to be made
  DRAWAL TRANSFER OR       from a Subaccount, We may suspend the right of
  LOAN                     withdrawal or transfer or delay payment more than
                           seven calendar days:

                           1. during any period when the New York Stock Exchange
                              is closed other than customary weekend and holiday closings;

                           2. when trading in the markets normally utilized is
                              restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the accumulation unit value is not practical; or

                           3. for such other periods as the Securities and
                              Exchange Commission by order may permit for protection of owners.

  SETTLEMENT OPTIONS

                           The Owner, or beneficiary at the death of the insured, if no election by the Owner is in effect, may elect to have all of the Net Surrender Value or Death Benefit of this policy paid in a lump sum or have the amount applied to one of the settlement options noted below.

                           The beneficiary may elect to have the death benefit distributed as stated in Option 1 for a period not to exceed the beneficiary's life expectancy; or Options 2, or 3 based upon the life expectancy of the beneficiary as prescribed by federal regulations. The beneficiary must make this choice within sixty days of the time we receive due proof of death. An option can not be changed after the first of such payments is made.

                           Payments must be made to a natural person, referred to below as "payee." If the beneficiary is not a natural person, the beneficiary must elect that the entire death benefit be distributed within five years of your death. Distribution of the death benefit must start within one year after your death. It may start later if prescribed by federal regulations.

                           If the total death benefit proceeds are applied under one of the annuity options, this contract must be surrendered to us.

                           Payments for all options are derived from the applicable tables. Current annuity rates will be used if they produce greater payments than those shown in the policy. The age in the tables is the age of the payee on the last birthday before the first payment is due.

                           The option selected must result in a periodic payment equivalent to at least $20 per month when annuity payments begin. If the annuity option selected or otherwise applied should result in a periodic payment less than the minimum required on the date payments are scheduled to begin, we reserve the right to make a lump sum payment in satisfaction of our obligation to the payee under the policy.

  ELECTION OF SETTLEMENT   Election of a settlement option may be made by
  OPTION                   written notice to Us.


                           This election may be made:

                           1. by You during the lifetime of the insured;
                           2. by the beneficiary if no election made by You is
                              in effect at the time of the death of the insured; or
                           3. by the beneficiary if You reserve the right to the
                              beneficiary to change an election upon the death of the insured. Such change must be made prior to the first settlement option payment.

                           An election in effect during the lifetime of the insured will be revoked by a subsequent change of beneficiary or an assignment of this policy unless provided otherwise.

  OPTION 1

  FIXED INSTALLMENT        We will make monthly payments for a fixed number of
  ANNUITY                  installments. Payments must be made for at least 5
                           years, but not more than 30 years. Upon the payee's death, if the beneficiary is a natural person, we will automatically continue payments for the remainder of the certain period to the beneficiary.
                           If the beneficiary is either an estate or trust we will pay the discounted value of the remaining payments in the specified period based on the discount rate stated in the supplemental contract.

  OPTION 2

  LIFE ANNUITY             We will make monthly payments while the payee is
                           alive.

  OPTION 3

  LIFE ANNUITY WITH INSTAL-We will make monthly payments for a guaranteed period
  LMENTS GUARANTEED        and thereafter while the payee is alive. The
                           guaranteed period must be selected at the time the settlement option is chosen. The guaranteed periods available are 5, 10, 15 and 20 years. If, at the death of the payee, payments have been made for less than five, ten, fifteen or twenty years as elected, and the beneficiary is a natural person, we will automatically continue payments for the remainder of the elected period to the beneficiary. If the beneficiary is either an estate or trust, we will pay the discounted value of the remaining payments in the specified period based on the discount rate stated in the supplemental contract.

  OPTION 4

  JOINT AND SURVIVOR       We will pay the full monthly income while both payees
  ANNUITY                  are alive. Upon the death of either payee, we will
                           continue to pay the surviving payee a percentage of the original monthly payment. The percentage payable t the surviving payee must be selected at the time the annuity option is chosen. The percentages available are 50%, 66 2/3%, 75% and 100%.

  OTHER OPTIONS
                           We may make other settlement options available. Payments are also available on a quarterly, semi-annual or annual basis.

  VARIABLE PAYOUT          If a variable payout option is selected, the monthly
  OPTIONS                  payment will reflect the investment performance
                           of the Subaccounts in accordance with the allocation of the lump sum distribution allocated to those Subaccounts.

                           Allocations will not be changed thereafter, except as provided in the TRANSFERS DURING THE PAYOUT PERIOD provision.

                           The first monthly payment is based on the guaranteed annuity option shown in the Annuity Option Table. You may elect any option available.

                           The dollar amount of the subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of annuity units per payments will remain fixed for each Subaccount.

                           The number of annuity units for each Subaccount is calculated by dividing a. by b. where:

                           a. is the portion of the initial monthly payment that
                              can be attributed to that Subaccount; and

                           b. is the annuity unit value for that Subaccount at
                              the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                           Monthly payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. times b. where:

                           a. is the number of annuity units per payment in each
                              Subaccount; and

                           b. is the annuity unit value for that Subaccount at
                              the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                           After the first payment, we guarantee that the dollar amount of each payment will not be affected adversely by actual expenses or changes in mortality experience from the expense and mortality assumptions on which we based the first payment.

  ANNUITY UNIT VALUE       The value of an annuity unit for each Subaccount at
                           the end of any subsequent Valuation Period is determined by multiplying the result of a. times b.
                           by c.

                           a. is the annuity unit value for the immediately
                              preceding Valuation Period; and

                           b. is the net investment factor for the Valuation
                              Period for which the annuity unit value is being calculated; and

                           c. is the interest factor of .99993235 per calendar
                              day of such subsequent Valuation Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table.

                           The net investment factor for each Subaccount for any Valuation Period is determined by dividing a. by b. where:

                           a. is the value of an annuity unit of the applicable
                              Subaccount as of the end of the current Valuation Period plus or minus the per share credit or charge for taxes reserved; and

                           b. is the value of an annuity unit of the applicable
                              Subaccount as of the end of the immediately preceding Valuation Period, plus or minus the per share credit or charge for taxes reserved.

  FIXED PAYOUT             If a fixed payout option is chosen, your payment
  OPTION                   will be fixed in an amount throughout the payout
                           period. We determine the amount of your fixed payment by multiplying the amount applied to the option by a rate determined by Us which is not less than the rate specified in the Settlement Option
                           Tables below. The amount of the payment will not change throughout the payout period.


  TRANSFERS DURING         During the payout period, the payee may choose to
  THE PAYOUT PERIOD        change the Subaccounts or the relative weighting
                           of the Subaccounts on which variable payments are based, or the relative proportions of fixed and variable payments. A transfer may be made subject to the following:

                           1. The payee must send us a written notice in a form
                              satisfactory to us;

                           2. One transfer is permitted each twelve month period
                              from the date of the first annuity payment. We must receive notice of any such transfer at least thirty days prior to the effective date of the transfer;

                           3. A payee may not base variable payments on more
                              than three Subaccounts after any transfer;

                           4. At least $1,000 of annuity unit value or annuity
                              reserve value must be transferred from a Subaccount or from the General Account; and

                           5. At least $1,000 of annuity unit value or annuity
                              reserve value must remain in the account from which the transfer was made.

                           When a transfer is made between Subaccounts, the number of annuity units per payment attributable to a Subaccount to which a transfer is made is equal to a. multiplied by b. divided by c., where:

                           a. is the number of annuity units per payment in the
                              Subaccount from which transfer is being made;

                           b. is the annuity unit value for the Subaccount from
                              which the transfer is being made; and

                           c. is the annuity unit value for the Subaccount to
                              which transfer is being made.

                           When a transfer is made from the General Acccount to a Subaccount, the number of annuity units per payment attributable to a Subaccount to which transfer is made is equal to a. divided by b. divided by c., where:

                           a. is the General Account annuity value being
                              transferred; and

                           b. is the present value of $1.00 per payment period
                              using the attained age(s) of the payee(s) and any remaining guaranteed payments that may be due at the time of the transfer; and

                           c. is the annuity unit value for the Subaccount to
                              which the transfer is being made.

                           The General Account annuity value equals the present value of the remaining fixed annuity payments using the same interest and mortality basis used to calculated the fixed annuity payments.

                           The amount of money allocated to the General Account in case of a transfer from a Subaccount equals the annuity reserve for the payee's interest in such Subaccount. The annuity reserve is the product of a. multiplied by b. multiplied by c. where:

                           a. is the number of annuity units representing the
                              payee's interst in such Subaccount per annuity payment;

                           b. is the annuity unit value for such Subaccount; and

                           c. is the present value of $1.00 per payment period
                              using the attained age(s) of the payee(s) and any remaining guaranteed payemtns that may be due at the time of the transfer.

                           Money allocated to the General Account upon such transfer will be applied under the same annuity payout option as originally elected. Guaranteed period payments will be adjusted to reflect the number of guaranteed payments already made. If all guaranteed payments have already been made, no further payments will be guaranteed.

                           All amounts and annuity unit values are determined as of the end of the Valuation Period preceding the effective date of the transfer.

                           We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

  SUPPLEMENTARY            A supplementary agreement will be issued to reflect
  AGREEMENT                payments that will be made under a settlement option.
                           If payment is made as a death benefit distribution, the effective date will be the date of death.
                           Otherwise, the effective date will be the date chosen by the Owner.

  DATE OF FIRST PAYMENT    The effective date under an option will be the date
                           of death. Interest will start to accrue on the effective date. If the normal effective date is the 29th, 30th, or 31st of the month, the effective date will be the 28th day of the that month.

  EVIDENCE OF AGE, SEX     We may require satisfactory evidence of the age, sex
  AND SURVIVAL             and the continued survival of any person on whose
                           life the income is based.

  MISSTATEMENT OF AGE      If the age or sex of the payee has been misstated,
  OR SEX                   the amount payable under the annuity option selected
                           will be such as the lump sum applied would have purchased at the correct age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under the supplementary agreement for the option selected.

  BASIS OF ANNUITY         The guaranteed payments are based on an interest rate
  OPTIONS                  of 2.50% per year and, where mortality is involved,
                           the "1983 Table a" individual annuity mortality table developed by the Society of Actuaries, projected using Projection Scale G. We may also make available variable annuity payment options based on assumed investment rates other than 2.50%.

  CREDITORS                The proceeds of this policy and any payment under an
                           annuity option will be exempt from the claim of creditors and from legal process to the extent permitted by law.

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - FIXED INSTALLMENT ANNUITY


Number                        Number                       Number                          Number
of years       Monthly        of years     Monthly         of years       Monthly          of years        Monthly
selected       Payment        selected     Payment         selected       Payment          selected        Payment
------------------------------------------------------------------------------------------------------------------
5              17.69          12           8.01            19             5.48             26              4.33
6              14.92          13           7.48            20             5.27             27              4.22
7              12.94          14           7.03            21             5.08             28              4.11
8              11.46          15           6.64            22             4.90             29              4.02
9              10.31          16           6.29            23             4.74             30              3.92
10              9.39          17           5.99            24             4.59
11              8.64          18           5.72            25             4.46

OPTION TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED:


Age of        MONTHLY PAYMENTS GUARANTEED                 Age of          MONTHLY PAYMENTS GUARANTEED
Male                                                      Female
Payee     NONE       60        120       180       240    Payee   NONE       60        120       180       240
55        4.17       4.16      4.13      4.06      3.96   55      3.87       3.86      3.84      3.81      3.75
56        4.27       4.25      4.21      4.14      4.03   56      3.95       3.94      3.92      3.88      3.82
57        4.36       4.35      4.30      4.22      4.09   57      4.03       4.02      4.00      3.95      3.88
58        4.46       4.45      4.40      4.30      4.16   58      4.11       4.11      4.08      4.03      3.95
59        4.57       4.55      4.50      4.39      4.22   59      4.21       4.20      4.17      4.11      4.01
60        4.69       4.67      4.60      4.48      4.29   60      4.30       4.29      4.26      4.19      4.08
61        4.81       4.79      4.71      4.57      4.36   61      4.41       4.40      4.35      4.28      4.15
62        4.94       4.92      4.83      4.66      4.43   62      4.52       4.50      4.46      4.37      4.23
63        5.09       5.05      4.95      4.76      4.49   63      4.64       4.62      4.56      4.46      4.30
64        5.24       5.20      5.08      4.86      4.56   64      4.76       4.74      4.68      4.56      4.37
65        5.40       5.35      5.21      4.96      4.62   65      4.90       4.87      4.80      4.66      4.45
66        5.57       5.52      5.35      5.06      4.69   66      5.04       5.01      4.93      4.77      4.52
67        5.75       5.69      5.49      5.17      4.75   67      5.19       5.16      5.06      4.87      4.59
68        5.95       5.87      5.64      5.27      4.81   68      5.36       5.32      5.20      4.98      4.66
69        6.15       6.07      5.80      5.37      4.86   69      5.53       5.49      5.35      5.10      4.73
70        6.38       6.27      5.96      5.48      4.91   70      5.72       5.68      5.51      5.21      4.80
71        6.61       6.49      6.12      5.58      4.96   71      5.93       5.87      5.67      5.33      4.86
72        6.86       6.72      6.29      5.68      5.00   72      6.15       6.08      5.85      5.44      4.92
73        7.13       6.96      6.47      5.77      5.04   73      6.39       6.31      6.03      5.56      4.97
74        7.42       7.21      6.64      5.86      5.08   74      6.65       6.55      6.21      5.67      5.02
75        7.72       7.48      6.82      5.95      5.11   75      6.93       6.81      6.41      5.78      5.06
76        8.05       7.76      7.00      6.03      5.14   76      7.24       7.08      6.60      5.88      5.10
77        8.40       8.06      7.18      6.11      5.17   77      7.57       7.38      6.80      5.98      5.13
78        8.77       8.37      7.35      6.18      5.19   78      7.92       7.69      7.01      6.07      5.16
79        9.18       8.69      7.53      6.25      5.20   79      8.31       8.02      7.21      6.15      5.18
80        9.60       9.03      7.70      6.31      5.22   80      8.72       8.37      7.41      6.23      5.20
81       10.06       9.38      7.86      6.36      5.23   81      9.17       8.74      7.61      6.30      5.22
82       10.55       9.74      8.02      6.41      5.24   82      9.66       9.13      7.80      6.35      5.23
83       11.07      10.12      8.17      6.45      5.25   83     10.20       9.54      7.98      6.41      5.24
84       11.63      10.50      8.32      6.49      5.26   84     10.77       9.96      8.15      6.45      5.25
85       12.22      10.89      8.45      6.52      5.26   85     11.39      10.40      8.31      6.49      5.26

OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY


Age of                                  Age of Female Payee
Male
Payee     55       60       65       70       75       80       85
55        3.49     3.66     3.81     3.93     4.02     4.08     4.12
60        3.61     3.83     4.05     4.24     4.40     4.52     4.59
65        3.69     3.97     4.28     4.57     4.84     5.05     5.20
70        3.76     4.09     4.47     4.89     5.31     5.67     5.95
75        3.80     4.17     4.63     5.16     5.75     6.34     6.83
80        3.83     4.23     4.73     5.37     6.14     6.99     7.80
85        3.84     4.26     4.80     5.51     6.44     7.55     8.75

Rates for ages not shown here will be provided upon request.

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - FIXED INSTALLMENT ANNUITY


Number                     Number                  Number                   Number
of years       Monthly     of years    Monthly     of years     Monthly     of years    Monthly
selected       Payment     selected    Payment     selected     Payment     selected    Payment

5              17.69       12          8.01        19           5.48        26          4.33
6              14.92       13          7.48        20           5.27        27          4.22
7              12.94       14          7.03        21           5.08        28          4.11
8              11.46       15          6.64        22           4.90        29          4.02
9              10.31       16          6.29        23           4.74        30          3.92
10             9.39        17          5.99        24           4.59
11             8.64        18          5.72        25           4.46


OPTIONS TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED

                           MONTHLY PAYMENTS GUARANTEED


AGE          NONE         60           120           180          240
55           4.02         4.01         3.99          3.94         3.86
56           4.11         4.10         4.07          4.01         3.92
57           4.20         4.19         4.15          4.09         3.99
58           4.29         4.28         4.24          4.17         4.05
59           4.39         4.38         4.33          4.25         4.12
60           4.50         4.48         4.43          4.34         4.19
61           4.61         4.59         4.53          4.43         4.26
62           4.73         4.71         4.64          4.52         4.33
63           4.86         4.84         4.76          4.61         4.40
64           5.00         4.97         4.88          4.71         4.47
65           5.15         5.11         5.01          4.81         4.54
66           5.30         5.26         5.14          4.92         4.61
67           5.47         5.43         5.28          5.02         4.68
68           5.65         5.60         5.43          5.13         4.74
69           5.84         5.78         5.58          5.24         4.80
70           6.05         5.97         5.74          5.35         4.86
71           6.27         6.18         5.90          5.46         4.91
72           6.50         6.40         6.07          5.56         4.96
73           6.76         6.63         6.25          5.67         5.01
74           7.03         6.88         6.43          5.77         5.05
75           7.32         7.14         6.62          5.87         5.09
76           7.64         7.42         6.80          5.96         5.12
77           7.98         7.72         6.99          6.05         5.15
78           8.34         8.03         7.18          6.13         5.17
79           8.73         8.36         7.37          6.20         5.19
80           9.16         8.70         7.56          6.27         5.21
81           9.61         9.06         7.74          6.33         5.23
82           10.10        9.44         7.91          6.38         5.24
83           10.63        9.83         8.08          6.43         5.25
84           11.19        10.23        8.24          6.47         5.25
85           11.80        10.64        8.38          6.50         5.26


OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY

Age of                     Age of Secondary Payee
Primary
Payee        55         60         65         70         75         80        85
55           3.51       3.64       3.76       3.85       3.92       3.96      3.99
60           3.64       3.84       4.02       4.18       4.29       4.38      4.43
65           3.76       4.02       4.29       4.54       4.75       4.90      5.00
70           3.85       4.18       4.54       4.91       5.25       5.53      5.74
75           3.92       4.29       4.75       5.25       5.77       6.26      6.64
80           3.96       4.38       4.90       5.53       6.26       7.00      7.69
85           3.99       4.43       5.00       5.74       6.64       7.69      8.76


Rates for ages not shown here will be provided upon request.

INDIVIDUAL MODIFIED SINGLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

NON-PARTICIPATING

TO THE EXTENT ALLOCATIONS ARE MADE TO THE SUBACCOUNTS, THE CASH VALUE IS BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS AND MAY INCREASE OR DECREASE DAILY. THIS AMOUNT IS NOT GUARANTEED. THE AMOUNTS, OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT AND TERMINATION PROVISIONS.

This is a legal contract between the owner and Kemper Investors Life Insurance Company.

READ YOUR POLICY CAREFULLY.

KEMPER INVESTORS LIFE INSURANCE COMPANY
1 Kemper Drive, Long Grove, Illinois  60049-0001